Exhibit 99.1

News Release
For Immediate Release

Company Contact:
North Whipple
Manager, Corporate Development and Investor Relations
Website: www.pstr.com
PostRock Reports Second Quarter Results and Filing of Form 10-Q
OKLAHOMA CITY – August 10, 2010 – PostRock Energy Corporation (NASDAQ: PSTR) today announced the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2010.
Management Comment
David C. Lawler, President and Chief Executive Officer of PostRock said, “During the second quarter we successfully completed our 2010 development plan in the Cherokee Basin, completing and connecting 114 new wells on time and under budget. Also during the quarter, we increased our Cherokee Basin well service activity, returning 190 wells to production in order to capitalize on more attractive natural gas prices. We remain focused on reducing debt, lowering costs and simplifying our capital structure. ”
Results of Operations for the Three Months Ended June 30, 2010
Oil and gas sales increased $4.0 million, or 24.9%, to $20.1 million during the three months ended June 30, 2010 from $16.1 million during the three months ended June 30, 2009. This increase was primarily due to an increase in average realized natural gas prices which resulted in increased revenues of $5.7 million, partially offset by lower production volumes, which decreased revenue by $1.7 million. Average realized prices on an equivalent basis (Mcfe) increased to $4.10 per Mcfe for the three months ended June 30, 2010, from $2.93 per Mcfe for the three months ended June 30, 2009.
Third party natural gas pipeline revenue decreased $3.9 million, or 51.1%, to $3.7 million during the three months ended June 30, 2010, from $7.6 million during the three months ended June 30, 2009. The decrease was primarily due to the loss of a significant interstate pipeline customer during the fourth quarter of 2009 and renegotiated contracts at lower volumes and rates with another existing interstate pipeline customer.
Oil and gas production costs, which include lease operating expenses, severance taxes and ad valorem taxes, decreased $0.3 million, or 3.4%, to $7.0 million during the three months ended June 30, 2010, from $7.3 million during the three months ended June 30, 2009. The decrease was primarily due to lower lease operating expenses of $1.4 million offset by increased ad valorem and severance taxes of $1.1 million. Production costs were $1.43 per Mcfe for the three months ended June 30, 2010 as compared to $1.32 per Mcfe for the three months ended June 30, 2009. Pipeline operating expense decreased $0.2 million, or 3.1%, to $6.7 million during the three months ended June 30, 2010, from $6.9 million during the three months ended June 30, 2009.
General and administrative expenses decreased $2.5 million, or 24.1%, to $8.0 million during the three months ended June 30, 2010, from $10.5 million during the three months ended June 30, 2009. Expenses decreased as a result of higher costs in 2009 for the reaudit and restatement of previously issued financials and fees to financial advisors offset by expenses incurred in 2010 on activities to refinance outstanding debt.
Depreciation, depletion and amortization decreased approximately $4.2 million, or 46.2%, during the three months ended June 30, 2010 to $4.9 million from $9.1 million during the three months ended June 30, 2009. This decrease was primarily due to an increase to oil and natural gas reserves as a result of higher prices in 2010 which decreased the depreciation rate per unit in the current quarter compared to the prior year quarter as well as an impairment of $165.7 million on long lived pipeline related assets recorded during the fourth quarter of 2009, which subsequently lowered the depreciable basis of these assets.
Adjusted EBITDA decreased $36.0 million, or 78.8%, to $9.7 million during the three months ended June 30, 2010, from $45.7 million during the three months ended June 30, 2009. The decrease was primarily driven by reduced realized gains on derivative financial instruments of $39.1 million. During June 2009, the Company amended or exited certain above market derivative contracts in order to generate $26 million for the repayment of a credit facility borrowing base deficiency. The remainder was the result of lower volumes hedged at lower prices as well as reduced gas pipeline revenues primarily due to the loss of a significant customer in the fourth quarter of 2009.
As of June 30, 2010, PostRock had derivative positions that provided price protection for approximately 8.2 Bcfe of its Cherokee Basin natural gas production for the remainder of 2010 at a volume weighted average price of $5.90 per Mcfe and positions that protect prices on the majority of its proved developed producing Cherokee Basin reserves from 2011 to 2013 at increasing prices. PostRock’s natural gas and crude oil derivative positions are shown in the following table:

Natural Gas Derivative Contract Summary
	Remaining 2010		2011		2012		2013
	Price	Volume	Price	Volume	Price	Volume	Price	Volume
	($ /Mcf)	(Mmcf)	($/Mcf)	(Mmcf)	($/Mcf)	(Mmcf)	($/Mcf)	(Mmcf)
Southern Star Swaps	$5.94	6,301	$6.43	5,000	$6.72	2,000	$—	—

NYMEX Swaps	$6.45	1,896	$7.01	8,550	$7.22	9,000	$7.28	9,000
Southern Star Basis Swaps	$ (0.66)	1,896	$ (0.67)	8,550	$ (0.70)	9,000	$ (0.71)	9,000

Crude Oil Derivative Contract Summary
	Remaining 2010		2011		2012		2013
	Price	Volume	Price	Volume	Price	Volume	Price	Volume
	($/Bbl)	(Bbls)	($/Bbl)	(Bbls)	($/Bbl)	(Bbls)	($/Bbl)	(Bbls)
NYMEX Swaps	$87.50	15,000	$—	—	$—	—	$—	—
Liquidity Update
At June 30, 2010, PostRock’s outstanding debt balance was $321.4 million and total cash balance was $19.6 million. While PostRock successfully negotiated amendments to its various credit facilities allowing the Company to accomplish the recombination, its current portion of long-term debt obligations as of June 30, 2010 was $305.2 million, of which $6.8 million was paid in July 2010. A payment due on July 11, 2010 under the PostRock Energy Services credit facility of $20.5 million, which includes accrued interest and fees, was extended by the Company’s lender to October 9, 2010. Based on the operating results for the six months ended June 30, 2010, the Company was not in compliance with its Postrock Midstream credit agreement, but the Company has secured a compliance waiver until September 15, 2010. The Company recently remediated a borrowing base deficiency of $13.6 million on its PostRock MidContinent Production credit facility using available funds, and as a result, the Company’s cash balance has decreased to approximately $14.6 million as of August 2, 2010. The Company is actively pursuing the refinancing of its credit facilities, which could include the issuance of a significant amount of equity capital. There can be no assurance that the Company will be successful in these efforts or that it will have sufficient funds to pay these amounts when they come due.

PostRock Energy Corporation and Subsidiaries
Capitalization Table

(In thousands)	June 30, 2010	March 31, 2010
Cash and Equivalents	$19,579	$27,361
Long-term debt (including current maturities)
PostRock Energy Services Corporation
Term loan	$32,118	$31,091
Revolving line of credit	7,300	5,700
Promissory notes	1,334	1,292

PostRock MidContinent Production, LLC
Quest Cherokee credit agreement	131,800	141,000
Second lien loan agreement	30,118	29,969

PostRock Midstream, LLC
Credit agreement	118,728	118,728

Notes payable to banks and finance companies	47	57

Total long-term debt	$321,445	$327,837

Equity
Total stockholders’ deficit	(59,786)	(50,750)

Total capitalization	$261,659	$277,087
About PostRock Energy Corporation
PostRock Energy Corporation is a vertically integrated independent energy company engaged in the acquisition, exploration, development, production and transportation of oil and natural gas in the Cherokee Basin, the Appalachian Basin, and Central Oklahoma. PostRock has over 2,800 wells and nearly 2,200 miles of natural gas gathering pipelines in the Cherokee Basin, over 400 natural gas and oil producing wells and undeveloped acreage in the Appalachian Basin and Marcellus shale, and more than 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit PostRock’s website at www.pstr.com.
Forward-Looking Statements
Opinions, forecasts, projections or statements, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although PostRock believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by PostRock. These risks and other risks are detailed in PostRock’s filings with the Securities and Exchange Commission, including risk factors listed in PostRock’s Annual Report on Form 10-K and other filings with the SEC. You can find PostRock’s filings with the SEC at www.pstr.com or www.sec.gov. By making these forward-looking statements, PostRock undertakes no obligation to update these statements for revisions or changes after the date of this release.

Reconciliation of Non-GAAP Financial Measures
PostRock defines adjusted EBITDA as net income (loss) before interest expense, net; income taxes; depreciation, depletion and amortization; gain (loss) on sale of assets; loss (recovery) from misappropriation of funds; impairments; other income (expense) and change in fair value of derivative instruments. The following table represents a reconciliation of PostRock’s net income (loss) to EBITDA and adjusted EBITDA for the period presented:

				(Predecessor)	(Predecessor)
	Three Months	Three Months	March 6, 2010	January 1,	Six Months
	Ended June 30,	Ended June 30,	to June 30,	2010 to March	Ended June
	2010	2009	2010	5, 2010	30, 2009
			(in thousands)
Net income (loss) attributable to controlling interest	$(9,587)	$(18,019)	$7,423	$11,778	$(69,405)
Adjusted for:
Net income (loss) attributable to non-controlling interest	—	(12,511)	—	9,958	(40,165)
Income tax expense	—	—	—	—	—
Interest expense, net	6,325	6,858	8,423	5,336	13,746
Depreciation, depletion, accretion and amortization	4,905	9,086	6,008	4,164	25,206

EBITDA	$1,643	$(14,586)	$21,854	$31,236	$(70,618)

Other (income) expense, net	(51)	(83)	230	4	(139)
Unrealized (gain) loss from derivative financial instruments	8,080	63,784	(7,359)	(21,573)	41,154
Recovery of misappropriated funds, net of liabilities assumed	—	(3,397)	—	—	(3,397)
Impairment of oil and gas properties	—	—	—	—	102,902

Adjusted EBITDA	$9,672	$45,718	$14,725	$9,667	$69,902

Although adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, or GAAP, PostRock management considers it an important measure of PostRock’s performance. Adjusted EBITDA is not a substitute for the GAAP measures of earnings or cash flow and is not necessarily a measure of PostRock’s ability to fund PostRock’s cash needs. In addition, it should be noted that companies calculate adjusted EBITDA differently, and therefore adjusted EBITDA as presented herein may not be comparable to adjusted EBITDA reported by other companies. Adjusted EBITDA has material limitations as a performance measure because it excludes, among other things, (a) interest expense, which is a necessary element of PostRock’s business to the extent that PostRock incurs debt, (b) depreciation, depletion, amortization and accretion, which are necessary elements of PostRock’s business because PostRock uses capital assets, (c) impairments of oil and gas properties, which may at times be a material element of PostRock’s business, and (d) income taxes, which may become a material element of PostRock’s operations in the future. Because of its limitations, adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of PostRock’s business.

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

		(Predecessor)		(Predecessor)	(Predecessor)
				January 1,
	Three Months	Three Months	March 6,	2010 to	Six Months
	Ended June	Ended June 30,	2010 to June	March 5,	Ended June
	30, 2010	2009	30, 2010	2010	30, 2009
	(in thousands, except share data)
Revenue:
Oil and gas sales	$20,120	$16,107	$28,591	$18,659	$38,382
Gas pipeline revenue	3,706	7,586	5,063	2,825	15,389

Total revenues	23,826	23,693	33,654	21,484	53,771
Costs and expenses:
Oil and gas production	7,024	7,274	9,529	5,266	14,960
Pipeline operating	6,645	6,861	8,895	4,489	14,021
General and administrative	7,960	10,486	11,114	5,735	18,368
Depreciation, depletion and amortization	4,905	9,086	6,008	4,164	25,206
Impairment of oil and gas properties	—	—	—	—	102,902
Recovery of misappropriated funds, net of liabilities assumed	—	(3,397)	—	—	(3,397)

Total costs and expenses	26,534	30,310	35,546	19,654	172,060

Operating income (loss)	(2,708)	(6,617)	(1,892)	1,830	(118,289)

Other income (expense):
Gain (loss) from derivative financial instruments	(605)	(17,138)	17,968	25,246	22,326
Other income (expense), net	51	83	(230)	(4)	139
Interest expense, net	(6,325)	(6,858)	(8,423)	(5,336)	(13,746)

Total other income (expense)	(6,879)	(23,913)	9,315	19,906	8,719

Income (loss) before income taxes and non- controlling interests	(9,587)	(30,530)	7,423	21,736	(109,570)
Income tax expense	—	—	—	—	—

Net income (loss)	(9,587)	(30,530)	7,423	21,736	(109,570)
Net (income) loss attributable to non- controlling interest	—	12,511	—	(9,958)	40,165

Net income (loss) attributable to controlling interest	$(9,587)	$(18,019)	$7,423	$11,778	$(69,405)

Net income (loss) per common share:
Basic	$(1.19)	$(0.57)	$0.92	$0.37	$(2.18)

Diluted	$(1.19)	$(0.57)	$0.91	$0.36	$(2.18)

Weighted average shares outstanding:
Basic	8,049	31,868	8,047	32,137	31,799

Diluted	8,049	31,868	8,116	32,614	31,799

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

		(Predecessor)
	June 30,	December
	2010	31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,579	$20,884
Restricted cash	565	718
Accounts receivable — trade, net	10,425	13,707
Other receivables	676	2,269
Other current assets	6,391	8,141
Inventory	7,375	9,702
Current derivative financial instrument assets	23,722	10,624

Total current assets	68,733	66,045
Oil and gas properties under full cost method of accounting, net	44,848	40,478
Pipeline assets, net	139,016	136,017
Other property and equipment, net	18,688	19,433
Other assets, net	2,407	2,727
Long-term derivative financial instrument assets	32,855	18,955

Total assets	$306,547	$283,655

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,876	$10,852
Revenue payable	4,792	5,895
Accrued expenses	11,304	11,417
Current portion of notes payable	305,191	310,015
Current derivative financial instrument liabilities	1,676	1,447

Total current liabilities	336,839	339,626

Long-term derivative financial instrument liabilities	6,406	8,569
Other liabilities	6,834	6,552
Notes payable	16,254	19,295

Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	80	33
Additional paid-in capital	368,346	299,010
Treasury stock, at cost	—	(7)
Accumulated deficit	(428,212)	(447,413)

Total stockholders’ deficit before non-controlling interests	(59,786)	(148,377)
Non-controlling interests	—	57,990

Total equity	(59,786)	(90,387)

Total liabilities and equity	$306,547	$283,655

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

		(Predecessor)	(Predecessor)
	March 6,	January 1,	Six Months
	2010 to June	2010 to March	Ended June
	30, 2010	5, 2010	30, 2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$7,423	$21,736	$(109,570)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation, depletion and amortization	6,008	4,164	25,206
Stock-based compensation	634	808	819
Impairment of oil and gas properties	—	—	102,902
Amortization of deferred loan costs	1,558	2,094	2,097
Change in fair value of derivative financial instruments	(7,359)	(21,573)	41,154
Loss (gain) on disposal of property and equipment	140	—	—
Non-cash portion of recovery of misappropriated funds	—	—	(977)
Other non-cash changes to items affecting net income	111	—	—
Change in assets and liabilities:
Accounts receivable	3,519	(237)	1,322
Other receivables	579	1,014	2,336
Other current assets	(2,305)	466	386
Other assets	(3)	2	116
Accounts payable	646	(83)	(16,152)
Revenue payable	(946)	(157)	480
Accrued expenses	1,710	983	1,817
Other long-term liabilities	(9)	—	(1)
Other	—	—	(57)

Cash flows from operating activities	11,706	9,217	51,878

Cash flows from investing activities:
Restricted cash	154	(1)	(201)
Proceeds from sale of oil and gas properties	101	—	8,730
Equipment, development, leasehold and pipeline	(9,944)	(2,282)	(5,256)

Cash flows from investing activities	(9,689)	(2,283)	3,273

Cash flows from financing activities:
Proceeds from bank borrowings	—	—	1,430
Repayments of bank borrowings	(13,215)	(41)	(9,662)
Proceeds from revolver	2,100	900	—
Repayments of revolver note	—	—	(17,902)
Refinancing costs	—	—	(389)

Cash flows from financing activities	(11,115)	859	(26,523)

Net increase (decrease) in cash	(9,098)	7,793	28,628
Cash and cash equivalents beginning of period	28,677	20,884	13,785

Cash and cash equivalents end of period	$19,579	$28,677	$42,413